MFS GROWTH OPPORTUNITIES FUND
                               ITEM 77Q1

The Amended and Restated By-Laws for MFS Growth Opportunities Fund, dated January 1, 2002 as revised September 18, 2002, are contained in Post-Effective Amendment No. 46 to the Registration Statement for MFS Series Trust IX (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission on October 16, 2002. Such document is incorporated herein by reference.